UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 26, 2025

SAVARA INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32157	84-1318182
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1717 Langhorne Newtown Road, Suite 300
Langhorne, PA 19047
(Address of principal executive offices, including zip code)

(512) 614-1848

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SVRA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On March 26, 2025 (the “Closing Date”), Savara Inc. (the “Company”) announced that it had entered into a Loan and Security Agreement (the “Loan Agreement”) with the lenders party thereto (the “Lenders”) and Hercules Capital, Inc., as administrative agent and collateral agent (the “Agent”). The Loan Agreement provides for the Company to borrow up to $200 million of term loans (the “Term Loan”) that may be advanced in multiple tranches.

The initial advance of $30 million under the Loan Agreement was drawn on the Closing Date and used to repay all outstanding obligations under the Company’s prior term loan with Silicon Valley Bank, to pay the Company’s expenses in connection with the Loan Agreement and for general corporate purposes. Further draws may be made by the Company as follows:

•

Subject to FDA approval of the Company’s MOLBREEVI product candidate for the treatment of aPAP (the “Approval Milestone”), (a) up to $40 million on or prior to March 15, 2026, and (b) up to $40 million on or prior to December 15, 2026.

•

Subject to the Company achieving a trailing six months’ net product revenue from the sale of MOLBREEVI of at least 75% of an agreed upon revenue plan for any reporting period following March 31, 2027 (the “Revenue Milestone”), up to $20 million on or prior to December 31, 2027.

•	Subject to approval by the Lenders’ investment committees, up to $70 million.

The Term Loan will mature on April 1, 2030 (the “Maturity Date”). Amounts outstanding under the Term Loan bear interest at a floating rate equal to (i) the greater of (a) the prime rate reported in The Wall Street Journal or (b) 6.0%, plus (ii) 1.45%, or, subject to the Company meeting the Revenue Milestone, 1.20% after the full fiscal quarter following such achievement. The Term Loan has an interest-only monthly payment through March 2028 (the “Interest-Only Period”) and beginning April 1, 2028, requires equal monthly installments of principal plus interest until the Maturity Date. If the Company achieves the Approval Milestone, the Interest-Only period will extend until the Maturity Date.

The Company’s obligations under the Loan Agreement are secured, subject to customary permitted liens and other agreed-upon exceptions, by a first-priority perfected security interest in all of the tangible and intangible assets of the Company, other than intellectual property, on which there is a negative pledge. The Loan Agreement includes customary affirmative and negative covenants, repayment and prepayment terms, representations and warranties, and events of default.

The Loan Agreement contains an affirmative covenant requiring the Company to maintain unrestricted cash under an account control agreement equal to 50% of the outstanding principal of the Term Loan beginning April 1, 2026 (the “Cash Requirement”), which will decrease to 35% upon achievement of the Revenue

Milestone and compliance with the Conditional Minimum Revenue Covenant (defined below). However, if the Approval Milestone has not been achieved, the Cash Requirement increases to 70% of the outstanding principal until the Approval Milestone is achieved. Notwithstanding the foregoing, the Cash Requirement will not apply during any period when the Company’s market capitalization exceeds $600 million.

Additionally, if the Company draws more than $50 million under the Term Loan, beginning nine months after achievement of the Approval Milestone, the Company will be required to have achieved, and to maintain, trailing six months of net product revenue of at least (i) 65% of a provided sales forecast or (ii) $100 million (“Conditional Minimum Revenue Covenant”). If the Company raises at least $75 million in net cash proceeds from the issuance of equity and/or upfront business development proceeds before June 30, 2026, the Conditional Minimum Revenue Covenant will not apply until 15 months after achievement of the Approval Milestone. Notwithstanding the foregoing, the Conditional Minimum Revenue Covenant will not apply during any period when the Company’s market capitalization exceeds $500 million, and the Company maintains minimum unrestricted cash under an account control agreement equal to 50% of the outstanding principal amount of the Term Loan.

The foregoing description of the Loan Agreement is qualified in its entirety by reference to the full text of the Loan Agreement, which the Company plans to file with its Form 10-Q for the period ended March 31, 2025.

Item 1.02.	Termination of a Material Definitive Agreement.

In connection with the initial draw under the Loan Agreement on March 26, 2025 and the use of proceeds for the full repayment of the Company’s obligations thereunder, the Company terminated that certain Amended and Restated Loan and Security Agreement, dated April 21, 2022, between the Registrant and its subsidiary, Aravas Inc., as borrowers, and Silicon Valley Bank.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01, “Entry into a Material Definitive Agreement,” is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On March 26, 2025, the Company issued a press release announcing entry into the Loan Agreement. A copy of the press release is furnished as Exhibit 99.1 to this report.

The information in Item 7.01 in this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section, nor shall it be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press release dated March 26, 2025

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 26, 2025		SAVARA INC. a Delaware corporation

	By:	/s/ Dave Lowrance
Dave Lowrance Chief Financial & Administrative Officer